EX-99.906CERT

CERTIFICATIONS

I, William R. Nasgovitz, Chief Executive Officer of Heartland Group, Inc. (the “Registrant”), certify that to the best of my knowledge:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William R. Nasgovitz
William R. Nasgovitz
Chief Executive Officer

Date:	August 24, 2015

I, Nicole J. Best, Treasurer & Principal Accounting Officer of Heartland Group, Inc. (the “Registrant”), certify that to the best of my knowledge:

1.	The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Nicole J. Best
Nicole J. Best
Treasurer & Principal Accounting Officer

Date:	August 24, 2015